Exhibit 99.1

RadNet Announces Redemption of Remaining 10 3/8% Senior Notes and Satisfaction and Discharge of Indenture

LOS ANGELES, April 25, 2014 (GLOBE NEWSWIRE) – Radnet Management, Inc. (“Radnet Management”) and its parent, RadNet, Inc. (Nasdaq: RDNT) (the “Company”), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 250 owned and/or operated outpatient imaging centers, today announced the completion of the previously announced redemption of all of Radnet Management’s remaining outstanding 10 3/8% Senior Notes due 2018 (the “Notes”). As previously announced, the Company completed a tender offer on April 3, 2014, pursuant to which it had already acquired $193,464,000 aggregate principal amount, or approximately 96.73%, of the original $200 million aggregate principal amount of the Notes.

Pursuant to a previously issued redemption notice, on April 24, 2014 (the “Redemption Date”), Radnet Management redeemed the remaining $6,536,000 aggregate principal amount of the Notes at a redemption price equal to 105.188% of the outstanding principal amount of the Notes being redeemed (or $1,051.88 per $1,000 in principal amount of the Notes), or approximately $6.9 million in total, including approximately $43,000 of accrued and unpaid interest up to, but excluding the Redemption Date.

Following the redemption of the Notes, the Company completed the satisfaction and discharge of the Indenture, dated April 6, 2010, by and among the Company, Radnet Management, the Guarantors party thereto and U.S. Bank National Association, as Trustee (as supplemented, the “Indenture”) under which the Notes were issued, pursuant to the terms of the Indenture.

This press release does not constitute a notice of redemption under the optional redemption provisions of the Indenture, nor does it constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 250 owned and/or operated outpatient imaging centers. RadNet's core markets include California, Maryland, Delaware, New Jersey, New York and Rhode Island. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 6,300 employees. For more information, visit http://www.radnet.com.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the redemption of the Notes. These forward-looking statements involve known and unknown risks, uncertainties and other factors discussed in RadNet, Inc.'s filings with the Securities and Exchange Commission (the "SEC"). Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, RadNet, Inc. expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If RadNet, Inc. does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to RadNet, Inc.'s business in general, please refer to its SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as amended.

Contact:

RadNet, Inc.
Mark Stolper, 310-445-2800
Executive Vice President and Chief Financial Officer